NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 4, 2020

FIRST QUARTER 2020 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 4, 2020 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2020. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2020	2019
	(in thousands, except per share data)
Revenues	$175,063	$163,712

Net earnings available to common stockholders	$60,693	$71,441
Net earnings per common share	$0.35	$0.44

FFO available to common stockholders	$102,509	$110,345
FFO per common share	$0.60	$0.68

Core FFO available to common stockholders	$119,188	$109,014
Core FFO per common share	$0.70	$0.67

AFFO available to common stockholders	$121,750	$110,631
AFFO per common share	$0.71	$0.68

First Quarter 2020 Highlights:

•	Core FFO per common share increased 4.5% over prior year results

•	AFFO per common share increased 4.4% over prior year results

•	Portfolio occupancy was 98.8% at March 31, 2020 as compared to 99.0% on December 31, 2019 and 98.2% on March 31, 2019

•	Invested $67.2 million in property investments, including the acquisition of 21 properties with an aggregate 217,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 14 properties for $36.3 million producing $12.8 million of gains on sales

•	Issued $400 million principal amount of 2.50% senior unsecured notes due 2030 generating net proceeds of $395.1 million

•	Issued $300 million principal amount of 3.10% senior unsecured notes due 2050 generating net proceeds of $290.5 million

•	Paid off $325 million principal amount of 3.800% senior unsecured notes due 2022

•	Ended the quarter with $217.4 million of cash and no amounts drawn on $900 million bank credit facility

In light of the rapidly evolving and uncertain impact of the COVID-19 pandemic on the economic environment, National Retail Properties has determined to withdraw its previously issued 2020 earnings guidance. NNN is actively working with its tenants that have been impacted by the COVID-19 pandemic.  As of April 29, 2020, NNN has collected approximately 52% of rent originally due in April 2020 and certain tenants, representing approximately 37% of annualized base rent, have requested short term rent deferrals of usually 30 to 90 days. NNN is negotiating terms with these tenants that would require deferred rental payments to be paid in late 2020 through late 2021.
Jay Whitehurst, Chief Executive Officer, commented: “The first quarter reflected another solid, consistent performance by National Retail Properties, highlighted by fortifying our balance sheet with $700 million of well-priced long term unsecured debt and repayment of our 2022 debt maturities. Although the sudden and unexpected impact of the coronavirus pandemic and related economic turmoil has recently affected many of our tenants, we are continuing to focus on the long-term as we maintain our strong liquidity position, work with our tenants to address the reality of their business interruption, and plan ahead for the time when this turmoil is behind us.”
National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2020, the company owned 3,125 properties in 48 states with a gross leasable area of approximately 32.5 million square feet and with a weighted average remaining lease term of 11.1 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 4, 2020, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) the company's quarterly report on form 10-Q for the quarter ended March 31, 2020. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2020	2019
Income Statement Summary

Revenues:
Rental income	$174,547	$163,026
Interest and other income from real estate transactions	516	686
	175,063	163,712

Operating expenses:
General and administrative	10,100	9,521
Real estate	7,635	7,093
Depreciation and amortization	49,188	46,180
Leasing transaction costs	36	52
Impairment losses – real estate, net of recoveries	5,513	3,245
	72,472	66,091
Gain on disposition of real estate	12,770	10,445
Earnings from operations	115,361	108,066

Other expenses (revenues):
Interest and other income	(164)	(1,924)
Interest expense(1)	33,670	29,957
Loss on early extinguishment of debt	16,679	—
	50,185	28,033

Net earnings	65,176	80,033
Earnings attributable to noncontrolling interests	2	(10)

Net earnings attributable to NNN	65,178	80,023
Series E preferred stock dividends	—	(4,097)
Series F preferred stock dividends	(4,485)	(4,485)
Net earnings available to common stockholders	$60,693	$71,441

Weighted average common shares outstanding:
Basic	171,039	161,105
Diluted	171,232	161,614

Net earnings per share available to common stockholders:
Basic	$0.35	$0.44
Diluted	$0.35	$0.44
(1) Includes $2,291 in connection with the early redemption of 3.80% senior unsecured notes due 2022 for the quarter ended March 31, 2020.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2020	2019
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$60,693	$71,441
Real estate depreciation and amortization	49,073	46,104
Gain on disposition of real estate	(12,770)	(10,445)
Impairment losses – depreciable real estate, net of recoveries	5,513	3,245
Total FFO adjustments	41,816	38,904
FFO available to common stockholders	$102,509	$110,345

FFO per common share:
Basic	$0.60	$0.68
Diluted	$0.60	$0.68

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$60,693	$71,441
Total FFO adjustments	41,816	38,904
FFO available to common stockholders	102,509	110,345

Loss on early extinguishment of debt (early redemption of notes payable due 2022)	16,679	—
Gain on sale of equity investments	—	(1,331)
Total Core FFO adjustments	16,679	(1,331)
Core FFO available to common stockholders	$119,188	$109,014

Core FFO per common share:
Basic	$0.70	$0.68
Diluted	$0.70	$0.67

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2020	2019
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$60,693	$71,441
Total FFO adjustments	41,816	38,904
Total Core FFO adjustments	16,679	(1,331)
Core FFO available to common stockholders	119,188	109,014

Straight-line accrued rent	(61)	(747)
Net capital lease rent adjustment	61	172
Below-market rent amortization	(220)	(228)
Stock based compensation expense	3,248	2,546
Capitalized interest expense	(466)	(126)
Total AFFO adjustments	2,562	1,617
AFFO available to common stockholders	$121,750	$110,631

AFFO per common share:
Basic	$0.71	$0.69
Diluted	$0.71	$0.68

Other Information:
Rental income from operating leases(1)	$168,733	$158,398
Earned income from direct financing leases(1)	$164	$213
Percentage rent(1)	$403	$422

Real estate expense reimbursement from tenants(1)	$5,247	$3,993
Real estate expenses	(7,635)	(7,092)
Real estate expenses, net of tenant reimbursements	$(2,388)	$(3,099)

Amortization of debt costs(2)	$1,816	$920
Scheduled debt principal amortization (excluding maturities)	$147	$141
Non-real estate depreciation expense	$118	$79

(1)
The condensed consolidated financial statements for the quarter ended March 31, 2020 and 2019 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter ended March 31, 2020 and 2019, the aggregate of such amounts is $174,547 and $163,026, respectively, and is classified as rental income on the income statement summary.

(2)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the quarter ended March 31, 2020.

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2020	December 31, 2019
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,285,236	$7,286,217
Accounted for using the direct financing method	4,143	4,204
Real estate held for sale	4,498	10,818
Cash and cash equivalents	217,383	1,112
Receivables, net of allowance of $506	4,214	2,874
Accrued rental income, net of allowance of $1,842	28,592	28,897
Debt costs, net of accumulated amortization	2,461	2,783
Other assets	100,523	97,962
Total assets	$7,647,050	$7,434,867

Liabilities:
Line of credit payable	$—	$133,600
Mortgages payable, including unamortized premium and net of unamortized debt cost	11,895	12,059
Notes payable, net of unamortized discount and unamortized debt costs	3,206,563	2,842,698
Accrued interest payable	41,698	18,250
Other liabilities	85,959	96,578
Total liabilities	3,346,115	3,103,185

Stockholders' equity of NNN	4,300,930	4,331,675
Noncontrolling interests	5	7
Total equity	4,300,935	4,331,682

Total liabilities and equity	$7,647,050	$7,434,867

Common shares outstanding	171,963	171,694

Gross leasable area, Property Portfolio (square feet)	32,500	32,460

National Retail Properties, Inc. Debt Summary As of March 31, 2020 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	2.546%	January 2022

Unsecured notes payable:
2023	350,000	349,117	3.300%	3.388%	April 2023
2024	350,000	349,671	3.900%	3.924%	June 2024
2025	400,000	399,414	4.000%	4.029%	November 2025
2026	350,000	347,259	3.600%	3.733%	December 2026
2027	400,000	398,730	3.500%	3.548%	October 2027
2028	400,000	397,505	4.300%	4.388%	October 2028
2030	400,000	398,717	2.500%	2.536%	April 2030
2048	300,000	295,859	4.800%	4.890%	October 2048
2050	300,000	293,939	3.100%	3.205%	April 2050

Total	3,250,000	3,230,211

Total unsecured debt(1)	$3,250,000	$3,230,211

Debt costs		(31,140)
Accumulated amortization		7,492
Debt costs, net of accumulated amortization		(23,648)
Notes payable, net of unamortized discount and unamortized debt costs		$3,206,563
(1) Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 11.2 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,947	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	95
Debt costs, net of accumulated amortization	(52)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,895
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2020(1)	2019(2)
1.	Convenience stores	18.1%	17.8%
2.	Restaurants – full service	11.0%	11.3%
3.	Automotive service	9.9%	8.9%
4.	Restaurants – limited service	8.7%	9.0%
5.	Family entertainment centers	6.7%	7.1%
6.	Health and fitness	5.2%	5.5%
7.	Theaters	4.7%	4.9%
8.	Recreational vehicle dealers, parts and accessories	3.4%	3.5%
9.	Automotive parts	3.1%	3.4%
10.	Equipment rental	2.6%	1.9%
11.	Home improvement	2.6%	2.4%
12.	Wholesale clubs	2.5%	2.3%
13.	Medical service providers	2.1%	2.2%
14.	General merchandise	1.7%	1.6%
15.	Furniture	1.7%	1.6%
16.	Home furnishings	1.6%	1.5%
17.	Travel plazas	1.5%	1.7%
18.	Drug stores	1.5%	1.7%
19.	Consumer electronics	1.5%	1.6%
20.	Bank	1.3%	1.6%
	Other	8.6%	8.5%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.5%	6.	North Carolina	4.5%
2.	Florida	8.8%	7.	Indiana	4.1%
3.	Ohio	5.8%	8.	Tennessee	3.8%
4.	Illinois	5.1%	9.	Virginia	3.5%
5.	Georgia	4.5%	10.	California	3.3%
	(1) Based on the annualized base rent for all leases in place as of March 31, 2020.
	(2) Based on the annualized base rent for all leases in place as of March 31, 2019.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.0%
Mister Car Wash	115	4.5%
Camping World	47	4.3%
LA Fitness	30	3.7%
Flynn Restaurant Group (Taco Bell/Arby's)	203	3.4%
GPM Investments (Convenience Stores)	151	3.3%
AMC Theatre	20	3.0%
Couche Tard (Pantry)	85	2.8%
BJ's Wholesale Club	11	2.5%
Sunoco	59	2.2%
Chuck E. Cheese's	53	2.1%
Mavis Tire Express Services	120	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2020	1.2%	44	526,000	2026	4.4%	173	1,630,000
2021	3.5%	112	1,238,000	2027	7.0%	192	2,555,000
2022	5.5%	121	1,624,000	2028	4.5%	152	1,156,000
2023	2.9%	118	1,473,000	2029	3.0%	75	1,046,000
2024	3.7%	100	1,602,000	2030	3.9%	109	1,214,000
2025	5.6%	175	1,918,000	Thereafter	54.8%	1,715	15,928,000

(1)	Based on the annual base rent of $677,536,000, which is the annualized base rent for all leases in place as of March 31, 2020.

(2)	As of March 31, 2020, the weighted average remaining lease term is 11.1 years.

(3)	Square feet.